Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1, of our report dated October 8, 2014, of Orbis Corporation relating to the consolidated financial statements as of December 31, 2013 and 2012, and the reference to our firm under the caption “Experts” in the Prospectus.

/s/ Salberg & Company, P.A.
Salberg & Company, P.A.
Boca Raton, FL

October 8, 2014